UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 7, 2006 (December 1, 2006)

HEALTHCARE REALTY TRUST INCORPORATED

(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-11852	62-1507028

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3310 West End Ave. Suite 700 Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)
(615) 269-8175

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
     On December 5, 2006, David Louis Travis accepted a position with Healthcare Realty Trust Incorporated (the “Company”) to serve as the Company’s principal accounting officer. Mr. Travis will serve as Vice President and Chief Accounting Officer and is expected to begin employment with the Company in December 2006.
     Mr. Travis, 32 years old, has approximately 10 years of accounting experience and is a certified public accountant. From September 1996 until December 2006, Mr. Travis was an accountant with Ernst & Young LLP, serving most recently as an Audit Senior Manager. Mr. Travis has extensive auditing experience with public companies and their related SEC filings.
     The Company expects that Mr. Travis will enter into an employment agreement on or near the date he begins employment that provides for terms similar to those of the Company’s other vice presidents. Mr. Travis will be eligible to participate in the Company’s restricted stock plans and other benefit programs generally available to other officers of the Company.
     Mr. Travis replaces Angela R. Hoke, who resigned the position on December 1, 2006 to return to the practice of public accounting.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED
By /s/ Scott W. Holmes
Scott W. Holmes
Senior Vice President and Chief Financial Officer

Date: December 7, 2006